Exhibit 10.14

FORM OF

FRANCHISE AGREEMENT

(GENERAL INSURANCE SPECIALIST)

THIS AGREEMENT made and entered into this          day of                     , 200     (which with all exhibits and addenda shall be referred to herein as the “Agreement”) by and between Brooke Franchise Corporation, a Missouri Corporation, having its principal place of business at Overland Park, Kansas referred to hereafter as “Brooke”; and,                                                  , a/an                                              , whose offices and primary place of business is located at                                     ,             .

The proprietorship, partnership, corporation or other Person referenced above is referred to hereafter as “Franchise Agent”.

WITNESSETH:

WHEREAS, Franchise Agent is primarily in or may enter the business of selling, servicing and/or delivering property and casualty policies from the agency offices referenced above, but may also offer other financial services such as life insurance, health insurance, banking, lending and investment services on a brokerage basis through other franchise agents specializing in those areas or on a brokerage basis through Brooke; and

WHEREAS, Brooke is primarily in the business of providing certain services and assistance to businesses selling insurance; however, Brooke is in or may enter the business of selling, servicing and/or delivering other Policies and may provide certain services and assistance to businesses selling same; and

WHEREAS, Franchise Agent and Brooke desire to associate together effective             ,            , for the purpose of Brooke providing certain services and assistance to Franchise Agent with respect to Franchise Agent’s business;

NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS OF TERMS USED IN THIS AGREEMENT:

For purposes of this Agreement, the following terms shall have the following meanings unless the context clearly requires otherwise:

1.1 Agency Bill Policies: Any Policies for which a Franchise Agent is responsible for all or any part of premium or fee billing and collection.

1.2 Agent of Record: Person designated on Company’s records as the agent or representative regarding a specific Policy and the owner of all Sales Commissions.

1.3 Company: A company issuing, brokering, selling or making a market for Policies and which has a contract with Brooke. (For the purposes of this definition, “Brooke” shall include a parent, subsidiary or affiliate of Brooke).

1.4 Company Billings: Statements or billings received by Brooke from Companies for amounts due Brooke from Companies and for amounts due Companies from Brooke.

1.5 Customer Account: A Person who has a Policy purchased from, serviced, renewed or delivered through Franchise Agent. Customer Accounts shall be owned by Franchise Agent or a Subagent.

1.6 Direct Bill Policies: Any Policies for which a Company is responsible for premium or fee billing and collection.

1.7 Franchise Agent Account: An account on Brooke’s ledgers to which Brooke records amounts due Brooke from Franchise Agent and amounts due Franchise Agent from Brooke.

1.8 Gross Premiums: Total premium, fees or other amounts due from the sale, renewal, service or delivery of Policies including the corresponding Sales Commissions.

1.9 Insurance, Investment, Banking and/or Credit Services: Insurance services include but are not limited to the sale, renewal, service or delivery of insurance policies, annuities, insurance brokering services, insurance customer services, risk management services and insurance related consulting or advisory services. Investment services include, but are not limited to, the sale, renewal, service or delivery of mutual funds, stocks, bonds, notes, debentures, real estate services, investment customer services, and investment related consulting, and financial, investment, or economic advisory services. Banking services include any banking service Franchise Agent is allowed to perform under federal and/or state laws. Credit services include, but are not limited to, origination or brokerage of loans or mortgages, credit customer services, and credit related consulting or advisory services. At any point in time, Insurance, Investment, Banking and Credit Services shall be limited to those services then offered by Brooke.

1.10 Net Premium: Gross Premiums on Agency Billed Policies less the corresponding Sales Commissions.

1.11 Other Receipts: Deposits made to the Receipts Trust Account that are not Sales Commissions. Such receipts may include but are not limited to: Profit Sharing Commissions; Net Premiums, advertising reimbursements, proceeds from sale of personal money orders; Gross Premiums for Direct Billed Policies (e.g. on line payments); loan proceeds; Company refunds; supplier refunds; and vendor refunds.

1.12 Person: Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution or other entity.

1.13 Policies: Any and all insurance services, policies, coverages or products sold, renewed, serviced or delivered through Franchise Agent to any Person. Policies include, but are not limited to, any and all Insurance, Investment, Banking or Credit Services, or policies, coverages or products associated therewith sold, renewed, serviced or delivered through Franchise Agent to any Person.

1.14 Profit Sharing Commissions: Commissions or fees which are generally not associated with the sale of a specific Policy through Franchise Agent. Profit Sharing Commissions are typically contingent upon factors such as sales volume, premium volume, profitability and other special concessions negotiated by Brooke. Profit Sharing Commissions include, but are not limited to, payments identified by the Companies as profit sharing commissions, contingency commissions, advertising allowances, prizes, override commissions, expense reimbursements and bonus commissions.

1.15 Receipts Trust Account: An account established and owned by Brooke, but controlled by a trustee, to which premiums, fees, Sales Commissions and Other Receipts received by Franchise Agent or Brooke from Companies or customers shall be deposited and from which Brooke, or its designee, makes regular withdrawals by Electronic Funds Transfer. (For the purposes of this definition, “Brooke” shall include a parent, subsidiary or affiliate of Brooke.)

1.16 Return Commissions: Direct Bill Policy commissions that are unearned because Policy premium or fee was reduced or Policy canceled.

1.17 Sales Commissions: Commissions paid by Companies to Brooke or assigned by Franchise Agent to Brooke for the sale, renewal, service or delivery of a specific Policy through Franchise Agent. Sales Commissions are not normally contingent upon factors such as Brooke’s loss ratio, premium volume, sales volume or special concessions negotiated by Brooke. For the purposes of this Agreement, Sales Commissions shall specifically exclude Profit Sharing Commissions and other similar payments. However, Sales Commissions shall specifically include amounts paid by Brooke pursuant to a bonus plan, the terms of which are defined by Brooke in its sole discretion and for which Brooke makes no representation regarding future payments or Franchise Agent’s eligibility. Sales Commissions shall also include any consulting fees, advisory fees, placement fees, service fees, renewal fees, or any similar payments paid on or related to any Customer Account by any Person. (For the purposes of this definition, “Brooke” shall include a parent, subsidiary or affiliate of Brooke.)

1.18 Subagent: A Person which has entered or may enter into a Subagent Agreement with Franchise Agent.

1.19 Subagent Agreement: An agreement entered into by and between Subagent and Franchise Agent and approved by Brooke pursuant to which Subagent is allowed vested ownership rights in Customer Accounts coded to Subagent and Franchise Agent performs certain accounting and processing services for Subagent.

2. OBLIGATIONS TO BE PERFORMED BY BROOKE:

2.1 As of the effective date of this agreement, Brooke shall provide services with respect to accounting for and processing of Policies for Franchise Agent. Brooke may provide other services as may be agreed upon by Brooke and Franchise Agent from time to time. Furthermore, certain duties and obligations of Brooke set forth in this Agreement may be performed by a subsidiary or an affiliate of Brooke.

2.2 Brooke shall account for all Sales Commissions on Direct Bill Policies issued, renewed, endorsed, changed, serviced, delivered or canceled on behalf of Customer Accounts. Brooke shall credit Franchise Agent Account for Sales Commissions received by Brooke from Companies for Customer Accounts in the amounts indicated on the appropriate Company Billing. Brooke shall debit Franchise Agent Account for Return Commissions due to Companies by Brooke for Customer Accounts in the amounts indicated on the appropriate Company Billing.

2.3 (a) Brooke shall account for all Net Premiums on Agency Bill Policies issued, renewed, endorsed, changed, serviced, delivered or canceled on behalf of Customer Accounts. Brooke shall debit Franchise Agent Account for Net Premiums due to Companies by Brooke for Customer Accounts in the amounts indicated on the appropriate Company Billing. Brooke shall credit Franchise Agent Account for Net Premiums returned to Brooke from Companies for Customer Accounts in the amounts indicated on the appropriate Company Billing. Brooke has the absolute right to and is fully vested in all Net Premiums. Franchise Agent has no right, title or interest in such amounts. (b) Brooke shall credit Franchise Agent Account for Agent Billed Policy premiums received from any insured or other Person for a Customer Account. At Brooke’s option, Brooke may defer any such credit for Agent Billed Policy premiums until a corresponding charge is made to Franchise Agent Account for Net Premiums in accordance with subparagraph 2.3 (a).

2.4 Brooke shall calculate and credit Franchise Agent Account monthly for amounts due Franchise Agent by Brooke. Amounts due Franchise Agent shall be Eighty-five percent (85%) of any Sales Commissions from Companies for Customer Accounts.

2.5 Subject to the prior approval of the insurance company involved, Brooke shall endorse Brooke’s errors and omissions insurance policy to provide errors and omissions insurance coverage for Franchise Agent. Brooke shall calculate and debit Franchise Agent Account for Franchise Agent’s share of the errors and omissions insurance policy premium. Brooke may adjust said policy premium to maintain a Franchise Agent deductible fund. Brooke shall calculate Franchise Agent’ share of said errors and omissions insurance policy premium by dividing the estimated annual commissions received on Customer Accounts by the total estimated annual commissions received by Brooke from all Companies. However, Franchise Agent’s share of Brooke’s annual policy premium shall not be less than the minimum annual premium that is set from time to time by Brooke. Franchise Agent has the responsibility to provide Brooke with copies of those documents which Brooke deems necessary for errors & omissions documentation. Franchise Agent must also be a member of the state independent agents association to be eligible for errors and omissions coverage and may be required to participate in errors and omissions loss control seminars. If Franchise Agent fails to participate, Franchise Agent may be assessed an additional amount for errors and omissions coverage.

2.6 Brooke will pay for 50% of advertising that is pre-approved by Brooke and shall be reimbursed by Franchise Agent for Franchise Agent’s share of payments made to advertisers on behalf of Franchise Agent.

2.7 Brooke shall account for and debit Franchise Agent Account monthly for any other supplies or services provided by Brooke to Franchise Agent if previously agreed upon by Brooke and Franchise Agent. Franchise Agent acknowledges that, pursuant to this paragraph, Brooke provides Franchise Agent with additional services and retains additional commissions when Policies are sold, renewed, serviced or delivered through Franchise Agent through a Brooke subsidiary or affiliate which provides such Policies to agents on a brokerage or non-exclusive basis and when agency listing or consulting services of a Brooke subsidiary or affiliate are utilized.

2.8 Brooke shall forward a record of Franchise Agent Account to Franchise Agent on or about the 15th day of each month. Upon written notice to Franchise Agent, Brooke may change the date on or about which statements are forwarded.

2.9 Brooke, or its designee, shall pay to Franchise Agent, by electronic funds transfer, the credit balance recorded on the Franchise Agent Account on or about the 20th day of each month. If Franchise Agent has not paid to Brooke, or its designee, the debit balance recorded on the Franchise Agent Account by the 20th day of each month, then Brooke, or its designee, shall withdraw the amount of any such debit balance from Franchise Agent’s checking account using an electronic funds transfer. Upon written notice to Franchise Agent, Brooke may change the date on or about which Franchise Agent’s account is credited or debited.

2.10 Brooke shall provide Franchise Agent with a rules and procedures manual that has been adopted by Brooke and shall provide Franchise Agent with notice of any changes made by Brooke to said manual from time to time.

2.11 Brooke shall provide Franchise Agent with a unique written list of Companies that have been approved for Franchise Agent use by Brooke and shall provide Franchise Agent with notice of any changes made by Brooke to said list from time to time. Franchise Agent acknowledges that changes to the list of Companies may be made by Brooke at its sole and absolute discretion.

2.12 Brooke shall provide Franchise Agent with a unique written list specifying Franchise Agent authority for binding Companies to Policies or coverages and shall provide Franchise Agent with notice of any changes made by Brooke to said list from time to time.

2.13 Unless otherwise agreed in writing by Brooke, Franchise Agent shall do business under the name “Brooke Financial Services” or “Brooke Insurance and Financial Services”. Therefore Brooke permits the use of its trade names, trademarks, service marks, logotypes, commercial symbol and promotional materials for the purpose of advertising such relationship. Brooke does not represent or guarantee that Franchise Agent will have exclusive use of such name, that such name is available for use in Franchise Agent’s market and/or that there are no competing names or uses. If such name is not available for use, Franchise Agent shall do business under a name mutually agreed upon by the parties.

2.14 Brooke shall provide Franchise Agent full and complete access to Brooke’s records of Customer Accounts provided that it shall be upon reasonable advance request and during such times and upon such conditions as shall not unreasonably impair the operations of Brooke.

2.15 Brooke shall license Franchise Agent to use Brooke’s proprietary Document Manager system provided that Franchise Agent purchase, license, install and maintain all software and hardware, other than Brooke’s proprietary Document Manager programs, which may be required to use the Document Manager system and provided that Franchise Agent not sell, lease or authorize the use of the Document Manager programs to anyone else and provided that Franchise Agent not configure, program or change any Document Manager programs. Franchise Agent can only access customer information through the Document Manager system via the Internet. Franchise Agent, its owners, officers, directors, employees and independent contractors agree to release, defend, indemnify and hold Brooke harmless for and from any and all claims, losses, liabilities, damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever incurred by Franchise Agent, its owners, officers, directors, employees and independent contractors resulting from an interruption in Internet services or from any unauthorized use of or access to Customer Account information through the Internet. This release, defense, indemnification and hold harmless shall survive the termination of this Agreement.

3. OBLIGATIONS TO BE PERFORMED BY FRANCHISE AGENT:

3.1 Upon the signing of this Agreement, Franchise Agent shall pay to Brooke an initial nonrecurring and nonrefundable set up fee of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00), the receipt of which is acknowledged, following which Franchise Agent shall do business under the name “Brooke Financial Services” or “Brooke Insurance and Financial Services”, unless otherwise approved in writing by Brooke.

3.2 Franchise Agent shall provide competent and qualified personnel for the sale, renewal, service and delivery of Policies and to serve as liaison or contact with Customer Accounts. Franchise Agent agrees to submit an application (in a form approved by Brooke) for any licensed individuals Franchise Agent wishes to hire or contract. Brooke shall be entitled to approve or disapprove such applications in its sole discretion. As a property and casualty insurance specialist, Franchise Agent acknowledges that the primary financial service offered by it will be property and casualty insurance; however, Franchise Agent may also offer other financial services such as life insurance, health insurance, banking, lending and investment services on a brokerage basis through other franchise agents specializing in those areas or on a brokerage basis through Brooke. Brooke may require Franchise Agent to participate in additional training and/or meet additional qualifications to offer life and health insurance, investment, banking and/or credit services. Further, Franchise Agent acknowledges that this Agreement may need to be amended to accommodate the sale of policies and services outside Franchise Agent’s specialization.

3.3 On or before the effective date of this Agreement, Franchise Agent shall, subject to prior approval of the Companies involved, change the Agent of Record for all existing Customer Accounts to Brooke (for the purposes of this subparagraph, “Brooke” shall include a subsidiary or affiliate of Brooke).

3.4 After the effective date of this Agreement, Franchise Agent shall process all applications for Policies exclusively through the facilities of Brooke.

3.5 Franchise Agent shall make Brooke (for the purposes of this subparagraph, “Brooke” shall include a subsidiary or affiliate of Brooke) the Agent of Record for all Policies sold, renewed, serviced or delivered through Franchise Agent with an effective date for coverage after the effective date of this agreement, unless prior written approval is obtained from Brooke. If a Company refuses to make Brooke the Agent of Record for all Policies sold, renewed, serviced or delivered through Franchise Agent, then Franchise Agent shall assign all Sales Commissions and Profit Sharing Commissions associated with such Policies to Brooke. Franchise Agent agrees and acknowledges that by making Brooke the Agent of Record, all Sales Commissions and Profit Sharing Commissions are assigned to Brooke for accounting and distribution to Franchise Agent Account pursuant to this Agreement. Franchise Agent appoints Brooke as its attorney in fact to endorse or deposit checks made payable to Franchise Agent by customers, Companies or master general agents. Franchise Agent also agrees to obtain from its producers or Sub Agents an appointment of Brooke as attorney in fact to endorse or deposit checks made payable to such producers or subagents by customers, Companies or master general agents.

3.6 Franchise Agent shall apply for issuance of Direct Bill Policies if payment of premiums in this manner is permitted by the Company providing coverages. Franchise Agent shall obtain specific approval of Brooke prior to submitting any application for issuance of an Agency Bill Policy. Brooke may at its discretion require Franchise Agent to provide documentation substantiating Franchise Agent’s inability to procure Direct Bill Policy coverage prior to Brooke approving Franchise Agent’s placement of an Agency Bill Policy. If Brooke requests such documentation and Franchise Agent fails to provide it, subject to applicable law, Brooke reserves the right to cancel or require Franchise Agent to cancel the corresponding Agency Bill Policy(ies). Furthermore, if Brooke approves the use of a supplier that issues Agency Bill Policies or the placement of an Agency Bill Policy, Brooke may require that the full premium payment be deposited and receipted to the Receipts Trust Account prior to such policy being issued on a fully earned premium basis.

3.7 Franchise Agent shall be solely responsible for the collection of all Agency Bill Policy premiums from Customer Accounts, which amounts shall be made payable to Brooke Corporation. Franchise Agent agrees that if premiums on Agency Bill Policies are uncollected and past due for a period of over 60 days, Brooke may cancel or require Franchise Agent to cancel the associated Agency Bill Policy and Brooke will apply net proceeds to the Franchise Agent Account. Franchise Agent shall not have authority to endorse or deposit such payments to its own account. Franchise Agent appoints Brooke as its attorney in fact to endorse or deposit checks made payable to Franchise Agent by customers, Companies or master general agents. Franchise Agent also agrees to obtain from its producers or Sub Agents an appointment of Brooke as attorney in fact to endorse or deposit checks made payable to such producers or Sub Agents by customers, Companies or master general agents. Brooke shall establish a Receipts Trust Account to which all premiums, fees, Sales Commissions and Other Receipts from Companies or customers shall be deposited and from which Brooke, or its designee, makes regular withdrawals by Electronic Funds Transfer. Franchise Agent acknowledges that it is solely responsible for return of credits it receives which are due Customers and agrees that it will pay Customers any credits due them within thirty (30) days of the date such amount has been credited to its Franchise Agent Account.

3.8 Franchise Agent shall be responsible for payment to Brooke of all Agency Bill Policy net premiums and Direct Bill Policy return commission resulting from Customers Accounts.

3.9 Franchise Agent authorizes Brooke to retain Fifteen percent (15%) of any Sales Commissions from Companies under contract with Brooke for Customer Accounts; Franchise Agent shall pay its share of: errors and omissions insurance policy premiums; cost for motor vehicle reports, clue reports, association membership dues, and rating software, which may be calculated by Brooke by dividing the estimated annual commissions received on Customer Accounts by the total estimated annual commissions received by Brooke from all Companies or in some instances, from all Companies in Franchise Agent’s state; postage and express mail charges; appointment and licensing fees; and fees for any other supplies and services provided by Brooke if previously agreed upon by Franchise Agent and Brooke.

3.10 If Franchise Agent has not paid to Brooke, or its designee, the debit balance recorded on the Franchise Agent Account by the 20th day of each month, then Franchise Agent authorizes Brooke, or its designee, to withdraw the amount of such debit balance from Franchise Agent’s checking account using an electronic funds transfer. Without waiving any other rights Brooke may have pursuant to this Agreement, if Franchise Agent fails to pay amounts due Brooke when due, Brooke may at its discretion charge interest on unpaid amounts at a rate not to exceed the maximum rate allowed by law until such amounts are paid. Brooke may at its sole discretion allow Franchise Agent additional time to pay amounts Franchise Agent owes Brooke; however, in such event, Brooke may still charge Franchise Agent interest until such amounts are paid.

3.11 Franchise Agent shall be responsible for providing to Brooke any information regarding Franchise Agent or Franchise Agent’s owners, officers, employees and independent contractors that may be required from Brooke by any self regulatory organization, governmental agency or any Company. Franchise Agent shall be responsible for ensuring that Franchise Agent and Franchise Agent’s owners, officers, employees and independent contractors comply with all federal, state, local and

Company requirements including but not limited to the sales practices, education and licensing requirements of all governmental agencies and any Company. Franchise Agent shall provide evidence satisfactory to Brooke that Franchise Agent and Franchise Agent owners, officers, employees and independent contractors have complied with such requirements. If Franchise Agent does not comply with the terms of this paragraph, it is cause for immediate termination of this Agreement without any liability on or against Brooke.

3.12 Franchise Agent shall abide by and conform to the rules and procedures adopted from time to time by Brooke. Franchise Agent acknowledges that said rules and procedures include, among other requirements, a requirement that Franchise Agent provide Brooke with copies of all Policy applications and all other records or documents originated, received or processed by Franchise Agent which are related to Customer Accounts, Policies or Franchise Agent’s business. Franchise Agent acknowledges the importance of complete and timely transmittal of all records and documents and agrees to submit in a timely manner to Brooke all such records and documents.

3.13 Franchise Agent shall apply for coverages only with the Companies that are authorized for Franchise Agent’s use from time to time by Brooke. Franchise Agent acknowledges that Brooke, in its sole and absolute discretion, shall decide which Companies Franchise Agent may use.

3.14 Franchise Agent shall abide by and conform to the conditions and limits of authority for binding Companies to insurance and other coverages which are set forth from time to time by Brooke.

3.15 Franchise Agent shall obtain the prior written consent of Brooke before using Brooke’s trade names, trademarks, service marks, logotypes or commercial symbols on any advertising literature, promotional materials, signs or business forms that are not provided by Brooke.

3.16 Immediately upon termination of this Agreement for whatever reason, Franchise Agent shall cease the dissemination of any advertising material containing any of Brooke’s trade names, trademarks, service marks, logotypes or commercial symbols. Brooke shall have a cause of action against Franchise Agent for failure to immediately cease using the same upon any such termination.

3.17 Franchise Agent shall purchase a standard Business Owners Policy providing coverage for Franchise Agent’s place of business with liability limits of not less than $1,000,000 / $1,000,000 unless such requirement is waived in writing by Brooke. Franchise Agent shall also purchase a Workers Compensation insurance policy with liability limits of not less than $500,000/$500,000 unless such requirement is waived in writing by Brooke. Upon Brooke’s request, Franchise Agent shall cause policies for the coverages described in this paragraph to be endorsed so that Brooke is an additional named insured.

3.18 Franchise Agent shall be responsible for payment of the first $2,500 defense and other claims expenses with respect to each errors and omissions related claim made as a result of Franchise Agent’s or its Subagent’s actions or lack of actions.

3.19 Franchise Agent shall obtain Brooke’s prior written approval of any agreement for Franchise Agent to purchase insurance or other agencies’ assets.

3.20 Franchise Agent shall immediately and fully report to Brooke any policyholder related legal or regulatory issues such as potential or actual errors and omissions claims, insurance department or other regulatory complaints, legal summons and subpoenas. Franchise Agent shall not make any written or verbal comments or responses regarding said issues to anyone until fully discussed with Brooke. Franchise Agent acknowledges that Brooke shall coordinate and control responses to any such issues.

3.21 Franchise Agent shall provide Brooke full and complete access to records of Customer Accounts and other records and documents deemed necessary by Brooke to perform an audit to determine compliance with the provisions of this Agreement; provided however, that access shall be upon reasonable advance request and during such times and upon such conditions as shall not unreasonably impair the operations of Franchise Agent.

4. PROTECTIVE AND RESTRICTIVE COVENANTS:

4.1 Franchise Agent shall not transfer to Brooke any incident of ownership of the Customer Accounts. Customer lists, Policy expiration lists and other records shall remain Franchise Agent’s (or its Subagent’s, as applicable) exclusive property, and Franchise Agent (or Subagent) shall be fully vested in the ownership thereof.

4.2 All Customer Accounts shall be coded on Brooke’s records to Franchise Agent. Brooke shall not be authorized or permitted to change the coding of Customer Accounts without the written consent of Franchise Agent.

4.3 Brooke and Franchise Agent acknowledge that all information with respect to Customer Accounts is confidential information constituting trade secrets and shall be treated as such. Brooke shall not divulge any such confidential information to anyone without the consent of Franchise Agent unless disclosure is compelled by law.

4.4 Franchise Agent shall not have any authority to incur any liability in the name of or on behalf of Brooke. Brooke and Franchise Agent agree that the relationship of Brooke to Franchise Agent shall be that of an independent contractor.

4.5 Brooke and Franchise Agent shall not assume any liability of the other, and any such liability shall remain the exclusive individual liabilities of each. In addition, Brooke and Franchise Agent each agree to release, defend, indemnify, and hold each other harmless from any and all losses, damages and expenses, including legal expenses, attorneys fees, discovery expenses and costs which are suffered or incurred by the other by reason of the actions, omissions or liability of any kind created, caused or allowed by each indemnifying party, individually or in conjunction with any other Person.

4.6 Franchise Agent, its owners, officers, directors, employees and independent contractors release, defend, indemnify and hold Brooke harmless for and from any and all claims, losses, liabilities, damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever incurred by Franchise Agent, its owners, officers, directors, employees and independent contractors arising out of or in connection with interruptions of service caused by an act of God or any other event outside the direct control of Brooke. This release, defense, indemnification and hold harmless shall survive the termination of this Agreement.

4.7 Franchise Agent, its owners, officers, directors, employees and independent contractors release, defend, indemnify and hold Brooke harmless if Brooke permits Franchise Agent its owners, officers, directors, employees and independent contractors to use an insolvent Company and Franchise Agent, its owners, officers, directors, employees or independent contractors incur any claims, losses, liabilities, damages or expenses of any kind or nature whatsoever resulting therefrom. This release, defense, indemnification and hold harmless shall survive the termination of this Agreement.

4.8 Franchise Agent agrees that Brooke may rely on statements, representations, requests, instructions, commitments and agreements (without verification or confirmation of same) of Franchise Agent’s owners, officers, directors, employees or independent contractors as if same had been made or delivered to Brooke by Franchise Agent unless and until written instructions limiting Brooke’s right to rely on such statements representations, requests, instructions, commitments and agreements have been provided by Franchise Agent and received by Brooke. Franchise Agent agrees to release, defend, indemnify and hold harmless Brooke, its owners, officers, directors, employees, and independent contractors (for purposes of subparagraphs 4.8 and 4.9, collectively, “Brooke”) for and from any and all claims, losses, liabilities, or damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever arising out of or in connection with Brooke’s reliance or which Franchise Agent, its owners, officers, directors, employees, and independent contractors may incur as a result of Brooke’s reliance on same. This release, defense, indemnification and hold harmless shall survive termination of the Agreement.

4.9 The duties and obligations of Franchise Agent set forth herein apply to Franchise Agent, its owners, officers, directors, employees and independent contractors. In as much as this Agreement is by and between Franchise Agent and Brooke, Franchise Agent is responsible for the compliance of its owners, officers, directors, employees and independent contractors with the terms of this Agreement and any rules and procedures adopted from time to time by Brooke. Franchise Agent agrees that it is fully responsible for the acts and omissions of its owners, officers, directors, employees and independent contractors (for purposes of this subparagraph, collectively “Franchise Agent”). Accordingly, Franchise Agent agrees to release, defend, indemnify and hold harmless Brooke for and from any and all claims, losses, liabilities, or damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever arising out of or in connection with Franchise Agent’s acts or omissions or which Brooke or Franchise Agent may incur as a result of Franchise Agent’s acts or omissions. This release, defense, indemnification and hold harmless shall survive termination of the Agreement.

5. REPRESENTATIONS AND WARRANTIES OF EACH PARTY:

5.1 Brooke warrants and represents that it is a corporation, duly organized, existing and in good standing under the laws of the state of Missouri. Franchise Agent, if a corporation, warrants and represents that it is duly organized, existing and in good standing under the laws of the state in which it was organized and incorporated.

5.2 Franchise Agent represents and warrants that all of Franchise Agent’s owners, officers, directors, employees or independent contractors that are required to be duly and fully licensed by any self regulatory organization, governmental agency or any Company contracted with Brooke shall be, at all times during the term of this Agreement, duly and fully licensed as insurance agents or representatives under the auspices of Brooke and have all other requisite licenses, registrations, and authority to sell, renew, service or deliver Policies in any state in which Franchise Agent sells, renews, services or delivers such Policies.

5.3 Franchise Agent shall immediately notify Brooke of any and all litigation to which Franchise Agent or any of Franchise Agent’s owners, directors, officers, employees or independent contractors may become a party, whether as plaintiff or defendant, and represents and warrants that no such litigation is now pending.

5.4 Franchise Agent shall notify Brooke of any investigations of or hearings related to Franchise Agent or any of Franchise Agent’s owners, directors, officers, employees or independent contractors by any self regulatory organization, governmental agency, or Company and represents and warrants that no such investigations or hearings are now pending.

5.5 Brooke has taken all necessary corporate action, including, but not limited to, binding resolutions of its directors to enter into this Agreement and to carry out the terms and conditions thereof. Franchise Agent, if represented in the beginning paragraph of this Agreement to be a corporation or limited liability company, has taken all necessary action, including, but not limited to, binding resolutions/actions of all of its directors and/or shareholders to enter into this Agreement and to carry out the terms and conditions thereof.

5.6 Brooke does not warrant, guarantee or make any representations regarding the accuracy and/or timeliness of any billings provided by Companies.

5.7 Franchise Agent represents and warrants that neither the Franchise Agent, nor any owner, affiliate, partner, director, officer or manager of Franchise Agent, nor any affiliate, parent, child or spouse of any individual Franchise Agent (collectively for this paragraph “Franchise Agent”) supports terrorism, provides money or financial services to terrorists, or is engaged in terrorism, is on the current U.S. government list of organizations that support terrorism, nor has engaged in or been convicted of fraud, corruption, bribery, money laundering, narcotics trafficking or other crimes, and all are eligible under applicable U.S. immigration laws to be in the United States and perform the obligations set forth in this Agreement. Franchise Agent further warrants and represents that Franchise Agent is not identified by a government or legal authority as a person with whom Brooke is prohibited from transacting business and that it will notify Brooke in writing immediately of the occurrence of any event that renders the foregoing representation and warranties incorrect.

6. TERMINATION OF AGREEMENT:

6.1 The term of this Agreement is for five years and is renewable at expiration under the terms and conditions of Brooke’s standard franchise agreement as of the date of renewal.

6.2 Brooke shall have the right to terminate or refuse to renew this Agreement only upon good and sufficient cause which shall be defined as:

(a) material and substantial breach of the terms of this Agreement by Franchise Agent (unless otherwise agreed in writing, for the purposes of paragraph 6.2 and all its subparagraphs, “Franchise Agent” shall include Franchise Agent’s owners, officers, directors, employees and independent contractors);

(b) refusal by the insurance company which provides errors and omissions insurance coverages to Brooke to endorse said insurance policy to provide errors and omissions insurance coverage for Franchise Agent;

(c) such public actions by Franchise Agent, which in the judgment of Brooke, shall be materially injurious to the reputation of Brooke or the cumulative goodwill related to the use of Brooke’s name, trademarks, service marks, logotypes or commercial symbols.

(d) insurance coverage or Policy underwriting practices by Franchise Agent, which in the opinion of Brooke, may jeopardize Brooke’s continued contractual agency relationship with any Company;

(e) the commission or omission of any act by Franchise Agent, which in the opinion of Brooke, would be sufficient cause for the revocation of a license, registration, or other authority by any self regulatory organization, governmental agency or Company in any state in which Franchise Agent sells, renews, services or delivers Policies;

(f) legal proceedings involving Franchise Agent, which in the opinion of Brooke, may impair Franchise Agent’s capacity to perform Franchise Agent’s obligations as set forth in this Agreement;

(g) business practices by Franchise Agent, which in the opinion of Brooke are unethical or unacceptable to the general business community;

(h) inadequate qualifications of Franchise Agent, which in the opinion of Brooke, may impair the ability of Franchise Agent to provide adequate assistance and service to Customer Accounts;

(i) the partial or total sale or transfer of Franchise Agent ownership or the partial or total sale or transfer of ownership of Customer Accounts without Brooke’s prior written consent;

(j) the location or relocation of Franchise Agent’s agency office to an address other than the address designated in the beginning paragraph of this Agreement without Brooke’s prior written consent;

(k) the establishment by Franchise Agent of an additional agency office at an address other than the address designated in the beginning paragraph of this Agreement without Brooke’s prior written consent;

(l) bankruptcy of Franchise Agent;

(m) dishonor of a draft or electronic funds transfer drawn by Brooke, or its designee, on Franchise Agent’s checking account, if such draft is authorized by this Agreement;

(n) failure to provide proof of liability insurance as mandated by 3.17;

(o) the agreement (oral or written) of Franchise Agent to enter a brokerage, commission sharing, account sharing or service center agreement with any Person not on the company list described in paragraph 2.11 or obligated by contract (either through an agreement with Brooke or a Brooke franchise agent) to process all applications for Policies exclusively through the facilities of Brooke or a Brooke franchise agent;

(p) the refusal by Franchise Agent to provide a description of brokerage, commission sharing, account sharing or service center agreements Franchise Agent has entered into, and copies of the agreements memorializing same, within 30 days of entering any such agreement or within 5 days after receipt of Brooke’s written request for same, if sooner. Brooke’s receipt of any such agreement shall not charge Brooke with actual or implied knowledge of its terms nor shall such agreement have any binding effect on Brooke unless Brooke is expressly a party thereto in a written document signed by Brooke; and/or

(q) a material misstatement or omission by Franchise Agent on any subagent application, licensing application or franchise agent application.

6.3 In the event Brooke shall terminate or refuse to renew this Agreement for cause as aforesaid, it shall give Franchise Agent written notice of its intent to terminate or non-renew, which notice shall state all of the material facts upon which Brooke relies as grounds for termination. Such notice shall fix an effective date of termination which shall be not sooner than 30 days from the date of the notice.

6.4 Unless otherwise agreed in writing, Franchise Agent shall have the unilateral right to terminate this Agreement for any reason upon not less than 30 days advance notice to Brooke.

6.5 Upon termination of this Agreement, Brooke shall request the pertinent Companies involved to make the Franchise Agent the Agent of Record for all Customer Accounts. In the event that a Company refuses to make the Franchise Agent the Agent of Record for Customer Accounts, then Franchise Agent shall, on or before the next Policy term expiration date following termination of this Agreement, obtain replacement coverages for said Customer Accounts with another Company. Brooke shall continue to account for and process Customer Accounts until the Policy term expiration date following termination of this Agreement. Although Brooke shall not be obligated to assist Franchise Agent in obtaining replacement coverages for Customer Accounts, Brooke shall provide to Franchise Agent the Policy term expiration data and Customer Account data available through Brooke’s Document Manager system. If the Franchise Agent does not obtain replacement coverages for Customer Accounts on or before the policy term expiration date following termination of this Agreement, then Brooke shall obtain coverages for said Customer Accounts and Franchise Agent thereby relinquishes to Brooke all ownership of, possession of, or other right to or interest in said Customer Accounts and any related files.

6.6 Upon termination of this Agreement and until the next Policy term expiration date, Brooke shall continue to account for all Sales Commissions on Direct Bill Policies audited, endorsed, changed, or canceled on behalf of Customer Accounts processed through the facilities of Brooke. Brooke shall continue to record Customer Account activity on Franchise Agent Account as set forth in paragraphs 2.2 and 2.4 of this Agreement.

6.7 Upon termination of this Agreement and until the next Policy term expiration date, Brooke shall continue to account for all Net Premiums on Agency Bill Policies audited, endorsed, changed, renewed, serviced, or canceled on behalf of Customer Accounts processed through the facilities of Brooke. Brooke shall continue to record Customer Account activity on Franchise Agent Account as set forth in paragraphs 2.3 and 2.4 of this Agreement.

6.8 After the termination of this Agreement, Franchise Agent shall remain responsible for payment to Brooke of all Agency Bill Policy net premiums and Direct Bill Policy return commissions incurred on behalf of Customer Accounts processed through the facilities of Brooke.

6.9 If entries are recorded to Franchise Agent Account in the month of or any month after the termination of this Agreement, Brooke shall forward a record of Franchise Agent Account to Franchise Agent on or about the 15th of said month. Franchise Agent shall pay Brooke, or its designee, on or about the 20th of each month any amount owed by Franchise Agent. Upon written notice to Franchise Agent, Brooke may change the date such records are forwarded to Franchise Agent and the date Franchise Agent shall pay Brooke amounts owed Brooke by Franchise Agent.

6.10 Upon termination of this Agreement, Brooke shall cease to provide errors and omissions insurance coverage for Franchise Agent and Franchise Agent shall not be entitled to any refund of errors and omissions insurance policy premiums.

6.11 Upon termination of this Agreement, Brooke shall be permitted to retain copies of any files and records with respect to Customer Accounts as it shall deem reasonably necessary to account for and process Customer Accounts and for any other legitimate business purposes including preparation of tax returns and audits thereof, defense of litigation, collection of Franchise Agent Account, or otherwise.

6.12 In the event Franchise Agent elects to sell some or all Customer Accounts owned by Franchise Agent, Brooke shall have the first right to purchase such assets at a price equal to the amount offered to or by any other bona fide purchaser. Brooke shall have a right to purchase Customer Accounts owned by Subagents second only to Franchise Agent’s right to purchase same. If Franchise Agent elects to sell some or all of its customer accounts, Franchise Agent may be required to utilize the agency listing or sales consulting services of Brooke, or a subsidiary or affiliate of Brooke, for which a fee will be charged not to exceed ten percent (10%) of the purchase price of the agency assets to be sold.

7. TRUST ARRANGEMENT:

7.1 Franchise Agent acknowledges that Brooke may enter into or has entered into a trust agreement (the “Trust Agreement”) which among other terms provides for a trustee’s control of all Sales Commissions. Accordingly, Franchise Agent agrees that all premiums, fees, Sales Commissions and Other Receipts received by Franchise Agent or Brooke from Companies or customers which are related in any way to the sale, renewal, service or delivery of Policies through Franchise Agent shall be promptly deposited in the Receipts Trust Account.

7.2 Franchise Agent agrees that said Receipts Trust Account shall be owned by Brooke, but controlled by the trustee. Trustee shall have sole right to withdraw funds from the Receipts Trust Account. Trustee shall distribute to Franchise Agent and/or Brooke Sales Commissions and Other Receipts in accordance with the terms of the Trust Agreement. However, unless otherwise agreed upon by the parties in writing, nothing in the Trust Agreement shall change amounts due Franchise Agent, as shown on the statement of Franchise Agent Account pursuant to the terms of this Agreement or amounts payable by Franchise Agent to Brooke as shown on the statement of Franchise Agent Account pursuant to the terms of this Agreement.

7.3 Franchise Agent acknowledges and agrees that Trustee (as an authorized designee of Brooke under paragraphs 2.9, 3.10 and 6.9 hereof) shall initiate an electronic deposit to Franchise Agent’s business account of all amounts due to Franchise Agent by Brooke as shown on the statement of Franchise Agent Account and in accordance with Franchise Agent’s pre-authorization, or that Trustee shall initiate an electronic withdrawal from Franchise Agents’ business account of all amounts due to Brooke by Franchise Agent as shown on the statement of Franchise Agent Account and in accordance with Franchise Agent’s pre-authorization.

7.4 Franchise Agent agrees to release, defend, indemnify and hold harmless Brooke, its owners, officers, directors, employees, and independent contractors (for the purposes of this subparagraph, collectively “Brooke”) for and from any and all claims, losses, liability, or damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever arising out of or in connection with the Trust Agreement, the deposit or withdrawal of money from the Receipts Trust Account or which Franchise Agent, its owners, officers, directors, employees, and independent contractors may incur as a result of Brooke’s performance of its rights, obligations or duties hereunder or under the terms of the Trust Agreement or in connection with the deposit or withdrawal of money from the Receipts Trust Account or Franchise Agent’s business account. Provided, however, that this shall not relieve Brooke from liability for its breach of any of its agreements under this Agreement or for its own willful misconduct, recklessness, bad faith or gross negligence, nor for the gross negligence, recklessness, bad faith or willful misconduct of its owners, officers, directors, employees, or independent contractors. This release, defense, indemnification and hold harmless shall survive termination of the Agreement.

7.5 Franchise Agent, its owners, officers, directors, employees and independent contractors agree to release, defend, indemnify and hold harmless the trust, its trustee, its owners, officers, directors, employees, and independent contractors (collectively, “trust”) for and from any and all claims, losses, liability, or damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever arising out of or in connection with the Trust Agreement or which Franchise Agent, its owners, officers, directors, employees, and independent contractors may incur as a result of trust’s performance of its rights, obligations or duties under the terms of the Trust Agreement. This release, defense, indemnification and hold harmless shall survive termination of the Agreement. Upon Brooke’s request, Franchise Agent agrees to sign a separate document (to which trustee may be a party) releasing, indemnifying and holding harmless the trust.

8. SUBAGENT ARRANGEMENTS:

8.1 Transfer of Customer Accounts may result in termination of this Agreement in accordance with paragraph 6.2(i). However, Brooke authorizes Franchise Agent to enter into agreements (“Subagent Agreements”) with qualified Subagents which provide for the vesting of ownership in Customer Account to Subagents. Said authorization is contingent upon the following:

(a) Franchise Agent agrees to provide a copy of this Agreement and Brooke’s complete and current offering circular to all prospective Subagents. Franchise Agent acknowledges that said franchise offering circular has been prepared by Brooke for disclosure to prospective franchise agents and is provided to Subagent to disclose Franchise Agent’s direct relationship with Brooke.

(b) Franchise Agent agrees not to make any oral agreements, modifications or representations with or to any Subagent or prospective Subagent with regard to the subject matter of this Agreement or any Subagent Agreement. All such agreements and representations must be in writing, true and complete, and without a tendency to mislead. Further, Franchise Agent agrees not to furnish any oral or written representations, information or projections concerning the actual or potential sales, costs, income profits or performance of any Subagent’s or prospective Subagent’s agency. Any modifications to a Subagent Agreement must be in writing and are subject to the prior approval of Brooke. Such approval shall be at Brooke’s sole discretion.

(c) Franchise Agent acknowledges that Brooke shall not be a party to any agreements between Franchise Agent and Subagent. Franchise Agent agrees to enforce for the benefit of Brooke all provisions in Subagent Agreements executed by Franchise Agent that pertain to or benefit Brooke and Franchise Agent agrees not to waive any provisions which pertain to or benefit Brooke.

(d) Franchise Agent agrees to submit to Brooke a Subagent Application, in a form approved by Brooke, at least five (5) business days prior to the proposed effective date of any Subagent Agreement. A fully completed, but not executed, Subagent Agreement must be attached to the Subagent Application. A proposed Subagent Company List must also be attached to the Subagent Application. Franchise Agent shall not enter into a Subagent Agreement until Franchise Agent receives written approval from Brooke. Such approval shall be at Brooke’s sole discretion. Brooke’s approval of same shall not be deemed Brooke’s warranty of such agreement’s compliance with any laws, enforceability or suitability for Franchise Agent’s purposes or any other purpose.

(e) Franchise Agent agrees to provide a fully completed, but not executed, Subagent Agreement to the Subagent at least five (5) business days prior to the proposed effective date of the Subagent Agreement.

(f) Subagent Agreements shall be executed in triplicate prior to the effective date of the Subagent Agreement and Franchise Agent shall deliver one fully executed original to Brooke.

(g) Franchise Agent agrees to identify Subagent ownership by assigning a specific Subagent sub code to all Customer Accounts owned by Subagent. Franchise Agent agrees to ensure that this Subagent sub code is recorded on all applications and to otherwise ensure that Brooke receives the information necessary to sub code those Customer Accounts for which ownership has been vested in a Subagent.

(h) Franchise Agent acknowledges that Brooke’s accounting responsibilities to the Franchise Agent with regard to Subagents is limited to the recording of the Subagent sub coding information provided by the Franchise Agent and that the accuracy of said sub code information is the exclusive obligation of Franchise Agent. Brooke agrees to record said sub code information in a manner which permits the separation of all entries to the Franchise Agent Account so that Franchise Agent can provide statements of Subagent’s account with Franchise Agent. Franchise Agent acknowledges and agrees that Brooke may rely exclusively on sub coding instructions, statements and information provided to Brooke by Franchise Agent and Brooke is not required to verify or confirm same. Franchise Agent agrees to release, defend, indemnify and hold harmless Brooke, its owners, officers, directors, employees and independent contractors for and from any and all claims, losses, liabilities, damages or expenses (including, but not limited to reasonable attorneys’ fees, court costs, and costs of investigation) of any kind or nature whatsoever arising out of or in connection with Brooke’s reliance on Franchise Agent’s sub coding instructions, statements or information.

(i) Franchise Agent acknowledges that it is responsible for collection of all amounts due from Subagent and payment of all amounts due to Subagent pursuant to the Subagent Agreement. The Franchise Agent further acknowledges that the entire Franchise Agent Account balance shall be paid to Brooke when due, irrespective of whether the Franchise Agent has collected amounts due Franchise Agent from Subagent.

(j) Franchise Agent acknowledges that Brooke’s written approval is required prior to Franchise Agent modifying any Subagent Company List. Further, Franchise Agent acknowledges that its Company list may be modified or restricted as a result of entering into a Subagent Agreement.

(k) Franchise Agent acknowledges that any and all agency office locations of its Subagents shall be considered agency office locations of the Franchise Agent and are subject to the restrictions provided for in 6.2(j) and 6.2(k).

(l) Franchise Agent acknowledges that the relationship of Franchise Agent to Subagent shall be that of an independent contractor. Therefore, Franchise Agent expressly acknowledges that pursuant to paragraph 4.9 hereof, the duties and obligations of Franchise Agent set forth herein apply to Subagents, that it is fully responsible for Subagent’s actions, and that Brooke has the right to terminate this Agreement if Subagent’s actions result in cause for termination as provided in paragraph 6.2.

8.2 Subject to the approval of the insurance company involved, Brooke shall endorse Brooke’s errors and omissions insurance policy to provide errors and omissions insurance coverage for Subagent. Upon termination of the Subagent Agreement, errors and omissions insurance coverage for Subagent shall no longer be provided to Subagent under Brooke’s errors and omissions insurance policy.

8.3 Brooke shall provide Customer Account and document information to Franchise Agent pursuant to this Agreement. Such information may subsequently be made available by Franchise Agent to Subagent at Franchise Agent’s discretion. At Franchise Agent’s discretion, Franchise Agent may authorize Subagents to use Brooke’s proprietary software under Franchise Agent’s license; provided however, such authorization is subject to the same restrictions applied to Franchise Agent pursuant hereto.

8.4 Franchise Agent shall immediately notify Brooke when any Subagent Agreement is terminated and, upon Franchise Agent’s written request, Brooke shall request the pertinent Companies involved to make Subagent the Agent of Record for all Customer Accounts identified by the sub code information provided by Franchise Agent.

9. MISCELLANEOUS PROVISIONS:

9.1 Brooke shall not be obligated to pay Franchise Agent any share of Profit Sharing Commissions or amounts paid by any premium finance company in connection with any Policy.

9.2 Any notices required hereunder shall be deemed effective if in writing, and delivered by hand or mailed by United States Mail, postage prepaid, or mailed by certified mail, with return receipt requested or mailed by express courier with confirmed delivery date. The effective date of notice shall be the day of delivery by hand, and if mailed by regular mail, four days following the mailing thereof, and if by certified mail or express courier, the date of receipt thereof. A business day shall be deemed any day on which the United States Postal Service shall have regular mail deliveries to the address to which the notice is mailed.

9.3 This Agreement may not be modified, revised, altered, added to, or extended in any manner, or superseded other than by an instrument in writing signed by all of the parties hereto.

9.4 This Agreement may be executed in duplicate, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument representing the agreement of the parties hereto.

9.5 The failure by a party to enforce any provision of this Agreement shall not be in any way construed as a waiver of any such provision nor prevent that party thereafter from enforcing each and every other provision of this Agreement.

9.6 The invalidity or non-enforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

9.7 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs and legal representatives. Brooke may assign its rights, property interests and obligations hereunder to any Person, but not withstanding the preceding sentence, the rights, property interests and obligations hereunder shall not be assignable by Franchise Agent except as set out herein.

9.8 This Agreement (including all Exhibits and Addenda hereto) contains the entire agreement between the parties hereto and shall supersede and take precedence over any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto.

9.9 Franchise Agent agrees to sign, acknowledge, deliver, and/or file any additional documents, certifications or statements that Brooke may deem necessary to carry out the intent of this Agreement.

9.10 This Agreement shall be construed and governed by the laws of the State of Kansas. Subject to paragraphs 9.12 and 9.13, at the option of Brooke, jurisdiction and venue for any dispute arising under or in relation to this Agreement will lie only in Kansas with the Phillips County District Court, Phillipsburg, Kansas or in the U.S. District Court having jurisdiction over Phillips County Kansas. In the event a proceeding is brought with respect to this Agreement, the prevailing party shall be entitled to be reimbursed for and/or have judgment for all of their costs and expenses, including reasonable attorney’s fees and legal expenses.

9.11 Timeliness and punctuality are essential elements of this Agreement.

9.12 Any issue, claim or dispute that may arise out of or in connection with the Franchise Agreement (including addenda) and/or the relationship of the parties and which the parties are not able to resolve themselves by negotiation, shall be submitted to mediation in a manner agreed to by the parties. The parties agree to use mediation to attempt to resolve such issue, claim or dispute prior to filing any arbitration action, lawsuits, complaints, charges or claims. The parties will select an independent mediator agreeable to both parties. The mediator will communicate with the parties to arrange and convene the mediation process that will be most efficient, convenient and effective for both parties. The costs of the mediation and fees of the mediator will be borne equally by the parties. The parties will cooperate with the mediator in coming to a reasonable agreement on the mediation arrangements which will include the time and place for conducting the mediation, who will attend or participate in the mediation and what information and written material will be exchanged before the mediation. The mediation will be conducted at a place agreeable to both parties.

9.13 Any issue, claim, dispute or controversy that may arise out of, in connection with or relating to the Franchise Agreement (including addenda) and/or the relationship of the parties, and which the parties are not able to resolve through mediation, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof. The parties agree to use arbitration to resolve any such issue, claim, dispute or controversy prior to and in lieu of filing any lawsuits, complaints, charges or claims. In the event a proceeding is brought with respect to this Agreement, the prevailing party shall be entitled to be reimbursed for and/or have judgment for all of their costs and expenses, including reasonable attorney’s fees and legal expenses.

IN WITNESS WHEREOF, Brooke Corporation and Franchise Agent have executed this Agreement as of the day and year first above written.

BROOKE:	FRANCHISE AGENT:

By:	By:
Title:	Title:

GUARANTY AGREEMENT

If Franchise Agent is a corporation or limited liability company, we the undersigned, as individuals, jointly and severally guarantee the faithful performance of Franchise Agent to perform all duties and obligations set forth in the Agreement including without limitation the duty to pay any sum which Franchise Agent may become liable to pay Brooke by virtue of the foregoing agreement.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty Agreement as of the day and year first above written.

___________________________________________	___________________________________________

________________________________, individually	________________________________, individually

CONSENT OF SPOUSE *

*Required of individual Franchise Agents in Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas,

Washington and Wisconsin

I acknowledge that I am familiar with the foregoing Agreement. I am aware that by its provisions my spouse agrees to certain payment obligations described therein. I hereby consent to the provisions of the Agreement, and agree that Franchise Agent’s assets and my interest in them, if any, are subject to the provisions of the Agreement.

Spouse’s signature

Spouse’s typed name